EXHIBIT 99

NEWS BULLETIN


FOR FURTHER INFORMATION:

         POINT.360
         7083 HOLLYWOOD BLVD. SUITE 200
         HOLLYWOOD, CA 90028
         Nasdaq:  PTSX

AT THE COMPANY:
Alan Steel
Executive Vice President
(323) 860-6206


FOR IMMEDIATE RELEASE - HOLLYWOOD, CA, November 17, 2004

                           POINT.360 DECLARES DIVIDEND
                 DISTRIBUTION OF PREFERRED SHARE PURCHASE RIGHTS

HOLLYWOOD, CA (November 17, 2004) Point.360 (Nasdaq-PTSX) today declared a dividend distribution of one Preferred Share Purchase Right on each outstanding share of its common stock. The Rights will be attached to the Company's Common Stock and will trade separately and be exercisable only in the event that a person or group acquires or announces the intent to acquire 20% or more of Point.360's Common Stock. Each Right will entitle shareholders to buy one one-hundredth of a share of a new series of junior participating preferred stock at an exercise price of $10.

Haig S. Bagerdjian, Chairman and CEO of Point.360, stated: "The Rights are designed to assure that all of Point.360 shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, squeeze-outs, open market accumulations and other abusive tactics to gain control of the Company without paying all shareholders a control premium."

Mr. Bagerdjian also stated that the Company is not aware of any current intent to acquire a sufficient number of shares of the Company's stock to trigger distribution of the Rights.

If the Company is acquired in a merger or other business combination transaction after a person has acquired 20% or more of the Company's outstanding Common Stock, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value of twice such price. In addition, if a person or group acquires 20% or more of Point.360's outstanding Common Stock, each Right will entitle its holder (other than such person or members of such group) to purchase, at the Right's then-current exercise price, a number of the Company's common shares having a market value of twice such price.

Following an acquisition by a person or group of beneficial ownership of 20% of more of the Company's Common Stock and before an acquisition of 50% or more of the Common Stock, Point.360's Board of Directors may exchange the Rights (other than Rights owned by such person or group), in whole or in part, at an exchange ratio of one one-hundredth of a share of the new series of junior participating preferred stock per Right.

Before a person or group acquires beneficial ownership of 20% or more of the Company's Common Stock, the Rights are redeemable for $.0001 per Right at the option of the Board of Directors.

The Rights are intended to enable Point.360's shareholders to realize the long-term value of their investment in the Company. They will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover.

The dividend distribution will be made on November 17, 2004, payable to the shareholders of record on that date. The Rights will expire on November 17, 2014. The Rights distribution is not taxable to shareholders.


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ABOUT POINT.360

Point.360 is one of the largest providers of high definition and standard definition digital mastering, data conversion and video and film asset management services to owners, producers and distributors of entertainment and advertising content. Point.360 provides the services necessary to edit, master, reformat, archive and ultimately distribute its clients' film and video content, including television programming, spot advertising, feature films and movie trailers.

The Company delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic means, to hundreds of broadcast outlets worldwide.

The Company provides worldwide electronic distribution, using fiber optics, satellites, and the Internet.

Point.360's interconnected facilities in Los Angeles, New York, Chicago, Dallas and San Francisco provide service coverage in each of the major U.S. media centers. Clients include major motion picture studios, advertising agencies and corporations.

FORWARD-LOOKING STATEMENTS

Certain statements in Point.360 press releases may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation (i) statements concerning the Company's projected revenues, earnings, cash flow and EBITDA; (ii) statements of the Company's management relating to the planned focus on internal growth and acquisitions; (iii) statements concerning reduction of facilities and actions to streamline operations; (iv) statements on actions being taken to reduce costs and improve customer service; (v) statements regarding new business and new acquisitions; and (vi) statements regarding any possible or proposed takeover of the Company. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward looking statements. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.